UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) November 16, 2006

Merchants Bancshares, Inc.
(Exact Name of Registrant As Specified In Its Charter)

Delaware (State Or Other Jurisdiction Of Incorporation)	0-11595 (Commission File No.)	03-0287342 (IRS Employer Identification No.)

275 Kennedy Drive So. Burlington, Vermont (Address Of Principal Executive Offices)	05403 (Zip Code)

(802) 658-3400 (Registrant's telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2006, Merchants Bancshares, Inc. (the "Company") issued a press release, included as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference, announcing that Joseph L. Boutin has resigned, effective January 1, 2007 and that Michael R. Tuttle, 51, will succeed Mr. Boutin as President, Chief Executive Officer and Director of the Company. Effective January 1, 2007, Mr. Tuttle will also succeed Mr. Boutin as a member of the Shareholder Value Committee of Company's the Board of Directors. The Company intends to employ Mr. Boutin as a Special Advisor to the Board, effective January 1, 2007.

Mr. Tuttle first came to Merchants Bank (the "Bank"), the Company's main operating subsidiary, in 1986 as a Commercial Lender, and served in that position until 1990. He returned to the Bank in February of 1995 as the Senior Commercial Lender, shortly after Mr. Boutin became the President of both the Company and the Bank in October of 1994. Mr. Tuttle held the post of Chief Operating Officer from 1996 until the Bank's Board of Directors appointed him President, Chief Executive Officer and Director as of January of 2006, positions which Mr. Tuttle will retain in addition to those approved by the Company's Board on November 16, 2006.

The Company intends to enter into employment agreements with both Messrs. Boutin and Tuttle relative to their new positions within the Company, effective January 1, 2007, the terms of which the Company expects to finalize on or before January 1, 2007.

Item 9.01. Financial Statements and Exhibits

(c).	The following exhibit is included with this Report:

	Exhibit No.	Description
	99.1	Press Release, dated November 16, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCHANTS BANCSHARES, INC.

Date:	November 16, 2006	/s/ Janet P. Spitler

Janet P. Spitler Chief Financial Officer & Treasurer

Exhibit 99.1

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